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                                                                  EXHIBIT (g)(5)

                               AMENDED EXHIBIT A
                               -----------------

  Portfolios covered by the Custody Agreement effective as of September 1, 1995, as amended, between The Chase Manhattan Bank and Excelsior Institutional Trust

                                  Equity Fund
                               Value Equity Fund
                              Optimum Growth Fund
                                  Income Fund
                            Total Return Bond Fund
                                High Yield Fund

                                   THE CHASE MANHATTAN BANK

                                   By:_________________________________


                                   EXCELSIOR INSTITUTIONAL TRUST

                                   By:_________________________________



Dated:  ___________, 2000